UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2021
nCino, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39380	46-4353148
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
6770 Parker Farm Drive
Wilmington, North Carolina 28405
(888) 676-2466

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
nCino, Inc. (the “Company”) expects to hold the Company’s first annual meeting of stockholders (the “2021 Annual Meeting”) on July 15, 2021. A notice and proxy statement with more information regarding the 2021 Annual Meeting will be distributed to stockholders prior to such meeting.
Deadline for Rule 14a-8 Stockholder Proposals
Under the Securities and Exchange Commission’s proxy rules, the Company has set the deadline for submission of proposals to be included in the proxy materials for the 2021 Annual Meeting as May 13, 2021. Accordingly, in order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting, the proposal must be received by the Company’s Chief Corporate Development & Legal Officer and Secretary at nCino, Inc., 6770 Parker Farm Dr., Wilmington, North Carolina 28405 on or before May 13, 2021, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.
Advance Notice Deadline for Director Nominations and Other Stockholder Proposals
In accordance with the Company’s bylaws, for director nominations or stockholder proposals to be brought before the 2021 Annual Meeting, other than Rule 14a-8 proposals described above, written notice must be received by the Company’s Chief Corporate Development & Legal Officer and Secretary at nCino, Inc., 6770 Parker Farm Dr., Wilmington, North Carolina 28405 on or before May 13, 2021. Such notices must also comply with the requirements set forth in the Company’s bylaws and other applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino, Inc.
Date: May 3, 2021	By:	/s/ Gregory D. Orenstein
Gregory D. Orenstein Chief Corporate Development & Legal Officer and Secretary